UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

January 30, 2014 (January 26, 2014)

Date of Report (Date of earliest event reported)

MGT Capital Investments, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26886	13-4148725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Mamaroneck Avenue, Suite 204, Harrison, NY 10528

(Address of principal executive offices, including zip code)

(914) 630-7431

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 26, 2014, the Board of Directors of MGT Capital Investments, Inc. (the “Company”) determined to amend the Executive Employment Agreements (the “Executive Agreements”) of Robert B. Ladd and Robert P. Traversa in order to extend the term of the Executive Agreements for one year, so that the termination date of the Executive Agreements is now November 30, 2015. The Executive Agreements otherwise were unmodified and remain in effect. The amendments to the Executive Agreements are filed herewith as Exhibits 10.1 and 10.2, and the text of this Item 1.01 is qualified in its entirety by the provisions of such amendments to the Executive Agreements.

The Company’s Board of Directors also determined to provide written retention incentives (the “Change of Control Letters”) in order to give assurances of continued employment with the Company to Jeremy Avin, Lawrence Kom and Stuart van Leenen. The Change of Control Letters provide for twelve (12) months of severance pay solely in the event of a change of control of the Company (as such term is defined in the Change of Control Letters). The Change of Control Letters are filed herewith as Exhibits 10.3, 10.4 and 10.5, and the text of this Item 1.01 is qualified in its entirety by the provisions of said Change of Control Letters.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 26, 2014, the Board of Directors of the Company voted to amend the Company’s Amended and Restated By-Laws to address certain procedures relating to stockholder matters, including consent solicitations by stockholders. The Amended and Restated By-Laws, as amended are filed herewith as Exhibit 3.1, and the text of this Item 5.03 is qualified in its entirety by the provisions of said Exhibit 3.1.

Item 7.01 Regulation FD Disclosure.

On January 28, 2014, the Company issued a press release announcing that the Company’s patent infringement lawsuit (originally disclosed on Form 8-K filed with the Securities and Exchange Commission on November 9, 2012) has been divided into three separate cases, and that the claim construction hearing previously scheduled for June 5, 2014 has been changed to September 25, 2014 in order to allow sufficient time to complete ongoing discovery. The press release is filed herewith as Exhibit 99.1, and the text of this Item 7.01 is qualified in its entirety by the provisions of said Exhibit 99.1.

The information contained in this Item 7.01 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of the information in this Current Report on Form 8-K is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information contained in this Current Report on Form 8-K constitutes material investor information that is not otherwise publicly available.

The Securities and Exchange Commission encourages registrants to disclose forward-looking information so that investors can better understand the future prospects of a registrant and make informed investment decisions. This Current Report on Form 8-K and exhibits may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Registrant’s judgment as of the date of this Current Report on Form 8-K. Forward-looking statements may relate to, among other things, operating results and are indicated by words or phrases such as “expects,” “should,” “will,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8-K. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

Item 9.01 Financial Statements and Exhibits.

Exhibit 3.1 Amended and Restated By-Laws of the Company, as amended, as of January 26, 2014.

Exhibit 10.1 Amendment to Executive Employment Agreement of Robert B. Ladd as of January 28, 2014.

Exhibit 10.2 Amendment to Executive Employment Agreement of Robert P. Traversa as of January 28, 2014.

Exhibit 10.3 Change in Control Letter to Jeremy Avin dated as of January 28, 2014.

Exhibit 10.4 Change in Control Letter to Lawrence Kom dated as of January 28, 2014.

Exhibit 10.5 Change in Control Letter to Stuart van Leenen dated as of January 28, 2014.

Exhibit 99.1 Text of the press release issued by the Company on January 28, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 30, 2014

MGT Capital Investments, Inc.

By:	/s/ Robert B. Ladd
Name: Title:	Robert B. Ladd President and Chief Executive Officer